                                                                   Exhibit 10.27
                                 Office Lease

                                      For

                               3333 Finley Road
                            Downers Grove, Illinois


                                    Between

                           BANK ONE, ILLINOIS, N.A.,

                       as Trustee under Trust No. 11097,

                                   Landlord,

                                      and

                               MAY & SPEH, INC.,
                            a Delaware corporation

                                    Tenant

                              Dated: June 2, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SCHEDULE OF SIGNIFICANT TERMS.............................................   -1-

SUPPLEMENTAL PROVISIONS...................................................   -3-
    S.1       Definitions.................................................   -3-
    S.2       Option to Extend............................................   -3-
    S.3       Vacant Space................................................   -4-
    S.4       Tenant's Option To Purchase.................................   -5-
    S.5       Development of Third Building Parcel........................   -6-
    S.6       Net Lease...................................................   -6-
    S.7       Right of First Offer........................................   -6-

ARTICLE 1.    GRANT AND TERM..............................................  -10-
    1.01      Grant of Lease..............................................  -10-
    1.02      Possession..................................................  -10-
    1.03      Lease Year..................................................  -10-

ARTICLE 2.    CONSTRUCTION OF IMPROVEMENTS................................  -10-
    2.01      Construction of Improvements................................  -10-
    2.02      Landlord's Obligations......................................  -11-
    2.03      Contractor and Architect....................................  -11-
    2.04      Landlord's Right to Make Changes............................  -11-
    2.05      Definition of Changes.......................................  -12-
    2.06      Costs of Changes............................................  -12-
    2.07      Substitution of Materials...................................  -12-
    2.08      Definition of Costs.........................................  -12-
    2.09      Payment of Costs............................................  -13-
    2.10      Tenant's Right to Inspect the Building......................  -13-
    2.11      Completion Date for the Building............................  -13-
    2.12      Definition of Ready for Occupancy...........................  -14-
    2.13      Punch List..................................................  -14-
    2.14      Contractor's and Landlord's Warranty........................  -15-
    2.15      Compliance with Law.........................................  -15-
    2.16      Definition of Delays........................................  -15-
    2.17      Obligations of the Architects...............................  -16-
    2.18      Limitation of Landlord's Construction Obligation............  -16-

ARTICLE 3.    BASE RENT...................................................  -17-
    3.01      Base Rent...................................................  -17-
    3.02      Manner of Payment...........................................  -17-

ARTICLE 4.    TAXES                                                         -17-
    4.01      Obligation to Pay Tax Rent Adjustments                        -17-
    4.02      Definitions                                                   -17-
    4.03      Payments of Tax Rent Adjustments                              -18-
    4.04      Proration and Survival                                        -19-

ARTICLE 5.    USE OF PREMISES                                               -19-

ARTICLE 6.    UTILITIES                                                     -19-
    6.01      Payment for Utilities                                         -19-
    6.02      Utilities                                                     -20-

ARTICLE 7.    CONDITION, CARE AND OPERATION OF PREMISES                     -20-
    7.01      Condition of Premises                                         -20-
    7.02      Tenant's Maintenance and Operation Obligations                -20-
    7.03      Work Performed by Tenant                                      -21-
    7.04      Janitorial Service                                            -21-
    7.05      Waste                                                         -21-

ARTICLE 8.    RETURN OF PREMISES                                            -21-
    8.01      Surrender of Possession                                       -21-
    8.02      Installations and Additions                                   -22-
    8.03      Trade Fixtures and Personal Property                          -22-
    8.04      Survival                                                      -22-

ARTICLE 9.    HOLDING OVER                                                  -22-

ARTICLE 10.   RULES AND REGULATIONS                                         -23-

ARTICLE 11.   RIGHTS RESERVED TO LANDLORD                                   -23-
    11.01     Rights Reserved to Landlord                                   -23-

ARTICLE 12.   ALTERATIONS                                                   -24-

ARTICLE 13.   ASSIGNMENT AND SUBLETTING                                     -25-
    13.01     Assignment and Subletting                                     -25-
    13.02     Rentals Based on Net Income                                   -25-
    13.03     Tenant to Remain Obligated                                    -25-
    13.04     Landlord's Consent                                            -25-
    13.05     Profits                                                       -26-
    13.06     Assignee to Assume Obligations                                -27-
    13.07     Change of Control                                             -27-
    13.08     Transfer By Merger or Sale or To an Affiliate                 -27-
    13.09     Sublease with Customers                                       -29-
    13.10     Restrictions on Assignment and Sublease.                      -29-

ARTICLE 14.   WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT...............  -29-
    14.01     Waiver of Certain Claims; Indemnity by Tenant...............  -29-
    14.02     Damage Caused by Tenant's Neglect...........................  -29-
    14.03     Tenant Responsible for Personal Property....................  -30-
    14.04     Indemnification.............................................  -30-

ARTICLE 15.   DAMAGE OR DESTRUCTION BY CASUALTY...........................  -30-
    15.01     Tenant's Obligation to Rebuild..............................  -30-
    15.02     Preconditions to Rebuilding.................................  -30-
    15.03     Payment for Rebuilding......................................  -31-
    15.04     Excess Insurance Proceeds...................................  -31-
    15.05     Failure to Rebuild..........................................  -31-
    15.06     Deposits....................................................  -31-

ARTICLE 16.   EMINENT DOMAIN..............................................  -32-
    16.01     Whole Taking................................................  -32-
    16.02     Partial Taking..............................................  -33-

ARTICLE 17.   DEFAULT.....................................................  -33-
    17.01     Events of Default...........................................  -33-
    17.02     Rights and Remedies of Landlord.............................  -34-
    17.03     Right to Re-Enter...........................................  -35-
    17.04     Current Damages.............................................  -35-
    17.05     Final Damages...............................................  -35-
    17.06     Removal of Personal Property................................  -36-
    17.07     Attorneys' Fees.............................................  -36-
    17.08     Assumption or Rejection in Bankruptcy.......................  -36-

ARTICLE 18.   SUBORDINATION...............................................  -37-
    18.01     Subordination...............................................  -37-
    18.02     Liability of Holder of First Mortgage; Attornment...........  -37-
    18.03     Modification Required by First Mortgagee....................  -37-
    18.04     Short Form Lease............................................  -38-

ARTICLE 19.   MORTGAGEE PROTECTION........................................  -38-

ARTICLE 20.   ESTOPPEL CERTIFICATE........................................  -38-

ARTICLE 21.   SUBROGATION AND INSURANCE...................................  -39-
    21.01     Waiver of Subrogation.......................................  -39-
    21.02     Tenant's Insurance..........................................  -39-
    21.03     Certificates of Insurance...................................  -40-
    21.04     Compliance with Requirements................................  -41-

ARTICLE 22.   NONWAIVER...................................................  -41-

ARTICLE 23.   TENANT'S AUTHORITY..........................................  -41-

ARTICLE 24.   REAL ESTATE BROKERS.........................................  -42-

ARTICLE 25.   NOTICES.....................................................  -42-

ARTICLE 26.   HAZARDOUS MATERIALS.........................................  -42-
    26.01     Defined Terms...............................................  -42-
    26.02     Tenant's Obligations with Respect to Environmental Matters..  -43-
    26.03     Copies of Notices...........................................  -44-
    26.04     Landlord's Right to Inspect.................................  -44-
    26.05     Tests and Reports...........................................  -44-
    26.06     Tenant's Obligation to Respond..............................  -45-
    26.07     Landlord's Right to Act.....................................  -45-
    26.08     Indemnification.............................................  -45-

ARTICLE 27.   TITLE AND COVENANT AGAINST LIENS............................  -46-

ARTICLE 28.   MISCELLANEOUS...............................................  -46-
    28.01     Successors and Assigns......................................  -46-
    28.02     Modifications in Writing....................................  -47-
    28.03     No Option; Irrevocable Offer................................  -47-
    28.04     Financial Statements........................................  -47-
    28.05     Definition of Landlord......................................  -47-
    28.06     Headings....................................................  -47-
    28.07     Time of Essence.............................................  -47-
    28.08     Default Rate of Interest....................................  -47-
    28.09     Severability................................................  -47-
    28.10     Entire Agreement............................................  -48-

ARTICLE 29.   EXCULPATORY PROVISIONS                                        -48-

Attachments:  EXHIBIT A   THE LAND
              EXHIBIT B   FORM OF COMMENCEMENT NOTICE
              EXHIBIT C   OUTLINE SPECIFICATIONS FOR BASE BUILDING IMPROVEMENTS
              EXHIBIT D   SCHEDULE OF PLAN SUBMISSIONS
              EXHIBIT E   DIVISION OF RESPONSIBILITY BETWEEN BASE BUILDING
                          IMPROVEMENTS AND OFFICE IMPROVEMENTS
              EXHIBIT F   APPROVED CONTRACTORS
              EXHIBIT G   REQUIRED COMPLETION DATES
              RIDER A     BASE RENT
              RIDER B     RULES AND REGULATIONS
              RIDER C     CLEANING SPECIFICATIONS
              RIDER D     INITIAL ESTOPPEL CERTIFICATE
              RIDER E     PURCHASE CONTRACT
              RIDER F     OPERATION AND MAINTENANCE STANDARDS

        LEASE with MAY & SPEH, INC., a Delaware corporation ("Tenant")

                        on Premises at 3333 Finley Road
                        Downers Grove, Illinois  60515


    This Lease made as of the Date of Lease set forth in the following Schedule (the "Schedule"), by and between Bank One, Illinois, N.A., not personally but solely as Trustee under Trust Agreement dated May 23, 1997, and known as Trust No. 11097 ("Landlord") and the Tenant identified immediately above.


                         SCHEDULE OF SIGNIFICANT TERMS

     For purposes of this Lease, the terms set forth below shall have the meanings or be assigned the amounts as follows:

Date of Lease:                      June 2, 1997

Base Rent (annual amount):          See attached Rider A

Monthly Base Rent:                  One Twelfth of annual Base Rent

Commencement Date:                  The later of (i) September 1, 1998 and (ii)
                                    the last Phase Commencement Date

Expiration Date:                    The last day of the 20th Lease Year (as
                                    defined herein) or such earlier date as this Lease is terminated as provided herein;
                                    provided that if the Term of this Lease is extended for an Extended Term, the Expiration Date shall be the last day of such Extended Term.

Term: The period beginning on the first Phase Commencement Date and ending on the Expiration Date.

Land: That certain parcel of real estate legally described on Exhibit A attached hereto and made a part hereof.

Building:                           The improvements to be constructed on the
                                    land which is to be commonly known as 3333
                                    Finley Road, Downers Grove, Illinois 60515, consisting of an eight (8) story office building, in accordance with Article 2 herein.

Premises:                           The entire Building and Land.

Tenant's Address for Notices:       At the Premises.

Tenant's Authorized
Representative:                     Eric Loughmiller

Attachments to Lease:               Exhibit A  The Land
                                    Exhibit B  Form of Commencement Notice
                                    Exhibit C  Outline Specifications for Base
                                               Building Improvements
                                    Exhibit D  Schedule of Plan Submissions
                                    Exhibit E  Division of Responsibility
                                               Between Base Building
                                               Improvements and Office
                                               Improvements
                                    Exhibit F  Approved Contractors
                                    Exhibit G  Required Completion Dates
                                    Rider A    Base Rent
                                    Rider B    Rules and Regulations
                                    Rider C    Cleaning Specifications
                                    Rider D    Initial Estoppel Certificate
                                    Rider E    Purchase Contract
                                    Rider F    Operation and Maintenance
                                               Standards

                            SUPPLEMENTAL PROVISIONS

S.1   Definitions.  As used herein,

     (a) "1501 Lease" means the lease dated as of the Date of this Lease between Landlord and Tenant for the building located at 1501 Opus Place, Downers Grove, Illinois and the land thereunder.

     (b) "Purchase and Sale Agreement" means the agreement dated April 16, 1997 under which Landlord purchased the Land and the premises under the 1501 Lease from Tenant.

     (c) "Phase Commencement Date" means with respect to each Office Space Phase defined in Exhibit G, the later of (i) September 1, 1998 and (ii) the date forty-five (45) days after the Ready for Occupancy date (as defined herein) for such Office Space Phase.

S.2  Option to Extend.

     (a) If (i) Tenant is not then in Default hereunder, and (ii) Tenant has simultaneously exercised its option to extend the term of the 1501 Lease, then Tenant shall have the option to extend the Term for an additional five (5) year period commencing on the day next following the Expiration Date and ending on the fifth (5th) anniversary of the Expiration Date ("First Extended Term") by giving written notice of said extension to Landlord not later than nine (9) months prior to the Expiration Date, time being of the essence.

     (b) If (i) Tenant is not then in Default hereunder, and (ii) Tenant has previously exercised its option to extend the Term for the First Extended Term and has simultaneously exercised its option to extend the term of the 1501 Lease for a like period, then Tenant shall have the option to extend the Term for an additional five (5) year period commencing on the day next following the fifth
(5th) anniversary of the Expiration Date and ending on the tenth (10th) anniversary of the Expiration Date ("Second Extended Term") by giving written notice of said extension to Landlord not later than nine (9) months prior to the end of the First Extended Term, time being of the essence.

     (c) If (i) Tenant is not then in Default hereunder, and (ii) Tenant has previously exercised its option to extend the Term for the Second Extended Term and has simultaneously exercised its option to extend the term of the 1501 Lease for a like period, then Tenant shall have the option to extend the Term for an additional five (5) year period commencing on the day next following the tenth
(10th) anniversary of the Expiration Date and ending on the fifteenth (15th) anniversary of the Expiration Date ("Third Extended Term") by giving written notice of said extension to Landlord not later than nine (9) months prior to the end of the Second Extended Term, time being of the essence. The First Extended Term, Second Extended Term and Third Extended Term are hereinafter individually and collectively referred to as the "Extended Term".

     (d) If the Term is extended it shall be so extended on the same terms and conditions then set forth in this Lease, including the annual Base Rent as set forth in Rider A.

     (e) Landlord and Tenant shall enter into a written supplement to this Lease confirming the terms, conditions and provisions applicable during the Extended Term as determined in accordance with the provisions of this Section
S.2. If Tenant fails to timely exercise its option to extend the Term for the applicable Extended Term, then this Lease shall expire by its terms on the expiration of the Term or the First Extended Term or the Second Extended Term, as the case may be.

S.3  Vacant Space

     (a) Landlord and Tenant acknowledge that even though the Premises includes the entire Building, Tenant does not intend to initially occupy the second and third floors ("Vacant Space") of the Building and the Office Improvements will not include any construction on such floors. Additionally, prior to September 1, 2000, the annual Base Rent will not include any amount for the Vacant Space unless Tenant occupies a portion of such floors for the conduct of its business. Tenant shall notify Landlord in writing at least thirty (30) days prior to the date Tenant intends to occupy any portion of the Vacant Space for the conduct of its business (which shall not include use of such space for storage).

     (b) All alterations, additions, improvements or modifications required for Tenant's initial use of the Vacant Space ("Vacant Space Alterations") shall be made by Tenant, at its sole cost and expense, except as provided below, in accordance with the provisions of this Lease including without limitation
Article 12. Notwithstanding the foregoing, Landlord shall provide Tenant with an allowance ("Vacant Space Construction Allowance") of $1,250,000 to be applied to the cost of the Vacant Space Alterations incurred by Tenant from time to time, including without limitation, the cost to prepare the plans and specifications for such work. When and as Tenant occupies portions of the Vacant Space for the conduct of its business, Landlord shall pay a portion of the Vacant Space Construction Allowance to Tenant. The portion payable to Tenant upon such occupancy shall be the lesser of (i) the cost of the Vacant Space Alterations for the portion of the space occupied by Tenant and (ii) $1,250,000 multiplied by the decimal equivalent of the percentage of the Vacant Space occupied by Tenant. Landlord shall pay such portion of the Vacant Space Construction Allowance to Tenant in accordance with paragraph (c) below.

     (c) Tenant may draw funds against the Vacant Space Construction Allowance at any time and from time to time subject to the following:

          (i)    Tenant may not make more than one draw in any calendar month;

          (ii) Except for the final draw, the maximum amount of any draw shall not exceed an amount which bears the same ratio to the portion of the Vacant Space Construction Allowance applicable to the space being improved by Tenant as the cost of the Vacant Space Alterations for such space paid by Tenant and covered by the lien waivers submitted by Tenant in connection with the draw request bears to the total cost of the Vacant Space Alterations for such space;

          (iii) With each draw request Tenant shall submit to Landlord the following documents:

                 (A) A true and correct copy of the application for payment by Tenant's contractors for Vacant Space Alterations for the space in question completed to date, including contractor's affidavits and sworn statements evidencing cost of Vacant Space Alterations for the space in question performed to date;

                 (B) Partial or final lien waivers with respect to Vacant Space Alterations for the space in question performed to date;

                 (C) Tenant's certification to Landlord that the amounts set forth in all Contractor's sworn statements are owed to Tenant's contractors for Vacant Space Alterations for the space in question performed to date;

                 (D) The total cost of Vacant Space Alterations for the space in question based on the plans approved by Landlord, as such cost may change from time to time;

                 (E) With the final draw request, Tenant shall submit to Landlord a certificate from Tenant's architect stating that Vacant Space Alterations for the space in question has been completed in accordance with the Plans approved by Landlord and applicable zoning, building, environmental and other laws.

          (iv) Landlord will disburse the portion of the Vacant Space Construction Allowance allocable to each draw request to Tenant or Tenant's contractors (at Tenant's option) within thirty (30) days after Tenant has submitted the required information for such draw and has otherwise complied with the requirements hereof.

S.4 Tenant's Option To Purchase. If Tenant exercises its option under the 1501 Lease to purchase the premises under such lease on the Closing Date defined below, then Tenant shall have the option to purchase the Premises on September 1, 2001 or September 1, 2006 (the applicable date chosen by Tenant herein called the "Closing Date") on the terms and conditions set forth in the Purchase Contract attached hereto as Rider E ("Purchase Contract"). Tenant shall exercise such option by delivery of written notice to Landlord on or before the February

1 preceding the Closing Date exercising such option and four copies of the Purchase Contract, with the Purchase Price and Closing Date filled in, executed by Tenant. Time is of the essence in the exercise of the option to purchase set forth in this Section S.4. If Tenant exercises the option as set forth in this Section, Landlord shall execute the Purchase Contract and deliver two executed copies thereof to Tenant. The Premises shall be purchased on the terms and conditions set forth in the Purchase Contract.

     S.5 Development of Third Building Parcel. Landlord shall have the right to construct a building on the portion of the Land designated as the Third Building Parcel on attached Exhibit A provided, that (i) Landlord replaces the surface parking spaces on such parcel used in connection with the Building with other surface parking spaces ("Replacement Spaces") on or adjacent to the Land or in a parking structure constructed by Landlord on or adjacent to the Third Building Parcel and (ii) Landlord obtains Tenant's consent to any development of the Third Building Parcel commencing prior to September 1, 2007. Upon the commencement of any development by Landlord of the Third Building Parcel, the Third Building Parcel shall be deleted from the Premises and Land for purposes of this Lease, and Landlord shall provide Tenant with appropriate easements for access to and use of any Replacement Spaces not located on the Land. If Tenant consents to the development of the Third Building Parcel prior to September 1, 2007, then Tenant's option to purchase the Premises under Section S.4 above shall not include the Third Building Parcel.

     S.6 Net Lease. This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Base Rent payable under this Lease shall be an absolutely net return to the Landlord and that the Tenant shall pay all costs and expenses relating to the Premises and the business carried on therein, unless otherwise expressly provided in the Lease. Any amount or obligation relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of the Tenant to be performed by the Tenant at the Tenant's expense.

     S.7  Right of First Offer.

          (a) Landlord hereby grants to Tenant, the right of first offer on any disposition of the Premises excepting those dispositions specified in Section S.7(b) below and subject to Section S.7(c) below.

          (b) This right of first offer shall not apply to the following dispositions of the Premises:

               (i) any dispositions to any person or party who may acquire an interest in the Premises in the nature of a security interest for a bona fide obligation of any party owning an interest in the Premises or any transferee thereof, whether by way of pledge, collateral agreement, or mortgage,

               (ii) any person or party who may acquire an interest in the Premises as a result of the enforcement (or transfer in lieu of enforcement) of any bona fide obligation secured by an interest in the Premises, or any transferee thereof, whether by way of purchase at any Sheriff, judicial, or other sale, termination of lease and eviction of the lessee thereunder, or any other remedy to which the holder of said obligation is entitled,

               (iii)  any disposition to a Landlord Affiliate,

               (iv)   a leasehold interest in space in the Building, or

               (v)    any disposition after September 1, 2006.

          (c) If Landlord shall desire to dispose of (any type of disposition is hereinafter called "sale") the Premises in a transaction not excepted by Section S.7(b), Landlord shall give Tenant written notice to that effect which notice shall specify the price and financial terms ("Landlord's Price and Terms") on which Landlord is willing to sell the Premises. Tenant shall have the right at anytime during the thirty (30) day period following the giving of such notice to give Landlord notice:

               (i) that Tenant will purchase the Premises at Landlord's Price and Terms, in which event the closing of said purchase shall occur on a date selected by Tenant which date shall be between sixty (60) and ninety (90) days after Tenant gives such notice;

               (ii) of the price and financial terms ("Tenant's Price and terms") on which Tenant is willing to purchase the Premises and the proposed closing date for said purchase which shall be between sixty
          (60) and ninety (90) days after the giving of such notice, or

               (iii) that Tenant waives its right of first offer to purchase the Premises.

          (d) If Tenant gives the notice stated in Section S.7(c)(ii) then Landlord by written notice to Tenant within thirty (30) days after receipt of Tenant's Notice, shall elect either:

               (i) to sell the Premises at Tenant's Price and Terms, in which event the closing of such sale shall occur on the closing date set forth in Tenant's notice, or

               (ii) not to sell the Premises to Tenant at Tenant's Price and Terms.

          If Landlord fails to give Tenant any such notice within said thirty
     (30) day period, Landlord shall be deemed to have given the notice specified in (ii) immediately above.

          (e) (i) If Landlord gives or is deemed to have given the notice specified in Section S.7(c)(ii), Landlord may enter into a written agreement to sell the Premises at any time during the one hundred eighty (180) day period after receipt of Tenant's notice for a price and terms equal to or greater than (but not less than) Tenant's Price and Terms. If Landlord does not enter into said written agreement within said one hundred eighty (180) day period, or, if said agreement is entered into, Landlord does not close the sale within two hundred seventy (270) days after receipt of Tenant's notice, at a price and terms equal to or greater than Tenant's Price and terms, then Landlord may not sell the Premises without again giving Tenant notice of its desire to sell the Premises as required by Section S.7(c).

               (ii) If Tenant gave or is deemed to have given the notice in Section S.7(c)(iii) then Landlord may enter into a written agreement to sell the Premises at any time during the one hundred eighty (180) day period after receipt of Tenant's notice or if no notice is given within two hundred forty (240) days after Landlord's Notice on any terms and conditions. If Landlord does not enter into said written agreement within said one hundred eighty (180) or two hundred forty
          (240) day period, or, if said agreement is entered into, Landlord does not close the sale within two hundred seventy (270) days after receipt of Tenant's notice or three hundred thirty (330) days after Landlord's Notice, as the case may be, then Landlord may not sell the Premises without again giving Tenant notice of its desire to sell said interest in the Premises as required by Section S.7(c).

          (f) If Tenant does not purchase the Premises offered pursuant to this Section S.7 and the Premises is sold by Landlord in accordance with this Section S.7, then Tenant shall have no further right of first offer under this Section S.7 to purchase the Premises, but nothing herein shall affect Tenant's option to purchase the Premises pursuant to Section S.4 above.

          (g) At such time as the rights of first offer of Tenant hereunder shall cease and be at an end and null and void, then at Landlord's request Tenant shall execute and deliver to Landlord an instrument in recordable form releasing all of its right under this Section S.7, which instrument may be filed of record.

          (h) In the event request is made of Tenant for written confirmation that any proposed transaction is not subject to the rights of first offer granted to Tenant pursuant to the provisions of this Section S.7, then if Tenant has knowledge of said fact and if such is the case, Tenant, within ten (10) days after notice of the proposed transaction and requested confirmation, shall execute and deliver to the holder of any interest in the Premises requesting said confirmation, a written statement confirming that Tenant does not have the right of first offer with respect to said proposed transaction.

          (i) Except for the Closing Date and the Price and Terms described above, Tenant shall purchase the Premises on the terms and conditions set forth in the Purchase Contract. Within ten (10) days after Tenant accepts Landlord's Price and Terms or Landlord accepts Tenant's Price and Terms, Tenant shall deliver to Landlord four (4) copies of the Purchase Agreement modified to reflect the Price and Terms, the Closing Date and the property to be purchased. Within ten (10) days thereafter, Landlord shall execute such Purchase Contract and deliver two (2) execution copies to Tenant.

          (j) If Landlord sells the Premises pursuant to Section S.7(e) above for a price (before deduction for the costs and expenses incurred in connection with such sale) ("Sales Price") in excess of the Applicable Option Price, then Landlord shall pay to Tenant an amount equal to fifty percent (50%) of the Excess Sale Proceeds (as defined below) at the same time and in the same manner as such Excess Sale Proceeds are paid to Landlord by the purchaser of the Premises. This Section S.7(j) shall not apply to any disposition of the Premises described in Section S.7(b). As used in this Section S.7(j):

               (i) "Applicable Option Price" shall mean the Purchase Price determined pursuant to Section 3.1 of the Purchase Contract attached hereto as Rider E assuming (x) the Closing Date under such Contract was the date the Premises was sold by Landlord and (y) the Total Project Costs, as such term is used in the Purchase Contract, shall not include the sum of (aa) $7,236,000, (bb) the portion of the $500,000 Repair Allowance described in Section S.2 of the 1501 Lease which has been paid by Landlord and (cc) all other costs expended by Landlord to acquire the premises under the 1501 Lease from Tenant pursuant to the Purchase and Sale Agreement.

               (ii) "Excess Sale Proceeds" shall mean the Sale Price less the Applicable Option Price and all costs and expenses incurred by Landlord to sell the Premises, including without limitation, prorations, attorney fees, title insurance and transfer taxes.

          (k) As used herein "Landlord Affiliate" shall mean any natural person or any firm, corporation, partnership, limited liability company, association, trust or other entity which, directly or indirectly, controls, or is under common control with landlord (or if Landlord is an Illinois land trust, the holder of the beneficial interest in such land trust) and any firm, corporation, partnership, association, trust or other entity which is controlled by Landlord (or if Landlord is an Illinois land trust, the holder of the beneficial interest in such land trust). For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any entity or the power to veto major policy decisions of any entity, whether through the ownership of voting securities, by contract, or otherwise.

                                  WITNESSETH:


                                  ARTICLE 1.
                                GRANT AND TERM

     1.01 Grant of Lease. Landlord, for and in consideration of the rents reserved herein and of the covenants and agreements contained herein on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term.

     1.02 Possession. Tenant shall take possession of each Office Space Phase on the Phase Commencement Date for such Phase. If Tenant takes possession of the Building or any portion thereof for the conduct of its business prior to the Phase Commencement Date for such space, all terms and provisions of this Lease shall apply, including the obligation for the payment of Base Rent and Rent Adjustments (both terms as hereinafter defined) for the portion of the Building so occupied by Tenant at that time.

     Based upon Landlord's reasonable estimate of the progress of construction, Landlord shall notify Tenant of the anticipated Commencement Date not less than sixty (60) days prior thereto. Not less than five (5) days after the Commencement Date, Landlord shall deliver to Tenant a factually correct Commencement Notice in the form attached hereto as Exhibit B, setting forth the Commencement Date, and the other matters set forth in said form, and Tenant shall execute and return a copy of such notice to Landlord. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein. Notwithstanding the foregoing, neither Landlord's failure to request nor Tenant's failure to execute any Commencement Notice shall affect the determination of the Commencement Date. If the Commencement Date occurs on other than the first day of a calendar month, Tenant shall pay a proportionate Base Rent in advance at the monthly rate set forth herein for such partial month, as well as any Rent Adjustments for such partial month.

     1.03  Lease Year. As used in this Lease, the term "Lease Year" shall mean
(i) if the Commencement Date is the first day of a calendar month, the twelve
(12) month period commencing on the Commencement Date or (ii) if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth
(12th) full calendar month of the Term, and in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term.


                                  ARTICLE 2.
                         CONSTRUCTION OF IMPROVEMENTS

     2.01 Construction of Improvements. Subject to the terms and conditions set forth in Sections 2.02 through 2.18, Landlord shall cause the Improvements, as defined in Section 2.02, to be constructed on the Land.

     2.02 Landlord's Obligations. Landlord agrees to furnish all of the material, labor and equipment for the construction of the improvements (the "Base Building Improvements") specified in the "Outline Specifications for "Base Building Improvements" attached hereto as Exhibit C and by this reference made a part hereof. Landlord shall construct the Base Building Improvements in accordance with the final plans and specifications for the Base Building Improvements (the "Final Base Building Plans"), which Landlord shall cause to be prepared in accordance with the "Schedule of Plan Submissions" attached hereto as Exhibit D and by this reference made a part hereof. In addition, Landlord agrees to furnish all of the material, labor and equipment for construction of the Tenant office improvements (the "Office Improvements") in accordance with final plans and specifications (the "Final Office Plans") which Tenant shall cause to be prepared in accordance with the Schedule of Plan Submissions. The term "Improvements" shall mean the Base Building Improvements and the Office Improvements, collectively. The division of the Improvements between Base Building Improvements and Office Improvements ("Tenant Improvement Work") is set forth on attached Exhibit E. The Improvements shall be constructed in a good and workerlike manner and in accordance with Applicable Laws, as hereinafter defined. The Final Base Building Plans and Final Office Plans (collectively, the "Final Plans") shall be (a) subject to the approval of Landlord and any local governmental agencies having jurisdiction over the construction of the Improvements and (b) revised, and the Improvements shall be modified, to incorporate any revisions thereto required by any governmental agency or Landlord. Landlord shall submit a cost estimate for the Office Improvements to Tenant together with a schedule for completing the Improvements which shall set forth any Tenant Delays and costs attributable thereto that have become apparent during the designing and pricing of the Improvements.

     2.03 Contractor and Architect. All work involved in the construction and installation of the Improvements shall be carried out by a general contractor selected by Landlord (the "Contractor"), under the sole direction of Landlord. The Contractor shall be subject to Tenant's prior approval, such approval not to be unreasonably withheld and such approval or disapproval shall be given to Landlord within five (5) business days after requested by Landlord. Tenant approves the Contractors listed on attached Exhibit F and by this reference made a part hereof.

     Tenant shall engage an architect ("Tenant's Architect") licensed to practice in the State of Illinois, to prepare the Final Office Plans. Tenant and Tenant's Architect shall cooperate with Landlord, Contractor and Architect to promote the efficient and expeditious completion of such work. Tenant's Architect shall be subject to Landlord's reasonable approval.

     2.04 Landlord's Right to Make Changes. Landlord may (i) in preparing the Final Base Building Plans, depart from the scope of the Outline Specifications for Base Building Improvements due to reasons other than Changes, provided that Tenant shall have the right to approve any Landlord Scope Changes materially affecting the Building and (ii) make changes to the Final Plans provided the Final Plans as modified, are consistent with the Base Building Improvements. Landlord shall notify Tenant of any material changes to the Final Plans. Tenant's consent shall be required for any changes having a value in excess of $100,000. Tenant shall approve or disapprove such changes within three (3) business days after Landlord's request for such consent.

     2.05 Definition of Changes. "Changes" shall mean any revisions to the Improvements or the Final Plans which are (a) requested by Tenant and approved by Landlord in Landlord's sole discretion, including, without limitation, changes from the Outline Specifications for Base Building Improvements (including any change in the square footage of the Building) which are incorporated into the Final Plans during the initial preparation thereof, or (b) required by any governmental agency in order to comply with any statutes, ordinances, regulations or codes.

     2.06 Costs of Changes. If Landlord approves Changes requested by Tenant, or if Changes are required by any governmental agency, Landlord shall reasonably determine any changes in the Costs (as defined herein) of the Improvements and deliver to Tenant a notice setting forth a pricing schedule (the "Pricing Schedule") setting forth a schedule of the Costs of the Changes and its non-binding estimate of any Tenant Delays resulting from such changes. Landlord shall revise the Pricing Schedule from time to time to reflect any further Changes since the prior Pricing Schedule. Tenant shall be deemed to have approved all Costs of Changes in connection with Changes that are required by any governmental agency in order to comply with any statutes, ordinances, regulations or codes. In the case of Changes requested by Tenant, Tenant shall approve or disapprove in writing the Costs of the Changes shown in the Pricing Schedule or any revised Pricing Schedule within seven (7) days after Landlord submits the revised Pricing Schedule to Tenant and, if such approval is not received by Landlord within the applicable seven (7) day period, Tenant shall be deemed to have disapproved the Costs of such Changes. If Landlord approves Changes requested by Tenant and Tenant approves the revised Pricing Schedule in writing, or if Changes are required by a governmental agency, the work to be performed by Landlord shall include the revisions to the Improvements shown in the revised Final Plans.

     2.07 Substitution of Materials. Landlord, at its option, may substitute for items or materials provided for in the Final Plans, as revised from time to time, other items or materials of equal or better kind and quality if, in Landlord's reasonable judgment, the use of the items or materials provided for in the Final Plans would cause delay in the completion of construction; provided, however, that any substitutions which will materially and adversely affect Tenant's use and occupancy of the Premises for its intended purpose shall only be made with Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed.

     2.08 Definition of Costs. As used herein, the term "Costs" shall mean and refer to all costs expended by Landlord relative to the construction of the Improvements and acquisition of the Land, which shall include, without limitation, the costs of equipment, material and labor, contractor's field overhead and fees, architectural, design and engineering fees, fees and expenses of architects and other professionals for presentations to governmental agencies, construction management fees, space studies, working drawings, governmental agency fees, permit expenses, interest on construction financing from the date of disbursement until such financing shall be repaid in full at the rate charged to Landlord by its construction lender, construction loan fees, insurance premiums, title insurance premiums, testing and inspection costs, sales and use taxes, permits, plan check fees, impact fees, bonds, zoning costs, subdivision expenses, infrastructure improvements and donations, Taxes (as hereinafter defined), closing costs, land acquisition costs, legal expenses, costs to prepare "as built" plans and documentations for the Building and materials necessary to properly maintain the Building, and other costs directly or indirectly related to the construction of the Improvements.

     2.09 Payment of Costs. Landlord shall pay the Costs of the work provided for in the Outline Specifications for Base Building Work and the amount of any increases in the Costs of the work due to Landlord Scope Changes, and Changes required by governmental authority which are not related to Tenant Delay or Changes requested by Tenant or required as a result of Changes requested by Tenant ("Base Building Governmental Changes"). Within ten (10) days after receipt from Landlord from time to time of invoices therefor, Tenant shall pay the amount of any net increases in the Costs of the work provided for in the Outline Specifications for Base Building Improvements due to (i) Changes other than Landlord Scope Changes and Base Building Governmental Changes or (ii) Tenant Delay. Landlord shall contribute Six Million Dollars ($6,000,000) as Landlord's share of the Costs of the Office Improvements. All Costs of the Office Improvements in excess of Six Million Dollars ($6,000,000) (the "Excess Costs") shall be paid by Tenant following Landlord's expenditure of Six Million Dollars ($6,000,000) for Costs of Office Improvements as follows, subject to adjustment when the actual Costs of the Office Improvements are finally determined:

          (a) The Costs of the Office Improvements in excess of Six Million Dollars ($6,000,000) shall be paid by the Tenant within ten (10) days of Tenant's receipt from Landlord of an invoice for such Excess Costs.

          (b) If the Costs of the Office Improvements are less than Six Million Dollars ($6,000,000) the difference shall be applied to pay the Costs due to (i) Changes other than Landlord Scope Changes and Base Building Governmental Changes and (ii) Tenant Delays, or to reimburse Tenant for such Costs previously paid by Tenant. Tenant shall not be entitled to any rebate or credit from Landlord or any abatement of Rent for any portion of such difference not applied to the Costs of Changes or Tenant Delays because such difference is taken into account in determining the Base Rent.

     2.10 Tenant's Right to Inspect the Building. In the event Tenant desires to inspect the Building prior to the time it is Ready for Occupancy, Tenant shall so notify Landlord thereof in writing and Landlord shall attempt to schedule the desired inspection with Contractor or Architect, provided that in no event shall Tenant's inspection interrupt or interfere with any work then being performed by Landlord or its contractors or agents at the time of such inspection.

     2.11 Completion Date for the Building. Construction of the Improvements shall be pursued diligently so that portions of the Building shall be Ready For Occupancy by the dates set forth on attached Exhibit G ("Required Completion Dates"), subject to extension due to Tenant Delays and Force Majeure Delays. If the applicable portions of the Building are not Ready for Occupancy on the Required Completion Dates for reasons other than Tenant Delay or Force Majeure Delays, then as Tenant's sole remedy for such delay, Tenant shall be entitled to abate Base Rent, on a per diem basis, as follows: (i) for the first thirty (30) days that the Ready for Occupancy date is so delayed, one and five tenths (1.5) days for each day of such delay and (ii) for any period in excess of thirty (30) days of delay, two (2) days for such day that the Ready for Occupancy date is delayed. If Landlord believes that it will not be in a position to deliver the Building Ready for Occupancy on or before the Required Completion

Date, Landlord shall be required to give Tenant thirty (30) days' advance notice of the date upon which the Building shall be Ready for Occupancy.

     2.12 Definition of Ready for Occupancy. Portions of the Building shall be deemed "Ready for Occupancy" on the date of Substantial Completion (as defined in Section 2.13) of the Improvements applicable to such portions of the Building, or if the date of Substantial Completion is delayed due to Tenant Delay (as hereinafter defined), the date Substantial Completion of the Improvements applicable to such portions of the Building, would have occurred but for such Tenant Delay.

     2.13 Punch List. Not less than five (5) days prior to the Substantial Completion of the Improvements, Landlord shall notify Tenant of a time and date for inspection of the Improvements. Following Tenant's receipt of Landlord's notice of a time and date for inspection of the Improvements, Tenant and Tenant's Architect shall participate with Architect and Landlord in such inspection, and Architect shall consult with Tenant's Architect regarding the date of Substantial Completion and regarding the development by Architect of a "Punch List" of items that are not yet completed; provided, however, that Architect's determination of Substantial Completion and the Punch List shall be conclusive. Tenant shall cause Tenant's Architect to cooperate with Architect in developing the Punch List. Tenant agrees that, at the request of Landlord from time to time, Tenant shall initial such Punch List or execute revised Punch Lists to reflect partial completion of prior Punch List items. Landlord shall diligently complete as soon as reasonably possible any items of work and adjustment not completed on the date of Substantial Completion, and in connection therewith, Landlord may enter into the Building to complete same. Tenant may complete any Punch List items not completed within ninety (90) days after date of Substantial Completion unless Landlord's failure to complete such items was due to Landlord's or contractor's inability to obtain required materials, Force Majeure Delays or Tenant Delays, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in completing the Punch List items in accordance with this Section within thirty (30) days after receipt of Tenant's invoice for such costs. Any costs incurred by Tenant to complete the Punch List shall be included in the Costs of the Improvements. Such entry by Landlord, its agents, employees, contractors or representatives for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Rent Adjustments, or relieve Tenant from any of its obligations hereunder, or impose any other liability, on Landlord, its agents, employees, contractors or representatives. As used herein, "Substantial Completion" means (i) for the Base Building Work, the date certified by the architect as the date on which the Base Building Improvements are substantially complete and (ii) for each Office Space Phase described in Exhibit G, the date certified by the Architect as the date on which the Improvements for such Office Space Phase are substantially complete so Tenant can occupy the Office Space Phase for its normal business activity, except for normal Punch List items not unreasonably interfering with Tenant's use of the Office Space Phase and the mechanical, electrical, plumbing, heating, ventilation and air conditioning systems serving the Office Space Phase are in good working order.

     2.14 Contractor's and Landlord's Warranty. In lieu of all other warranties and liability by reason of the construction of the Improvements or otherwise, Landlord and Contractor shall warrant, for a period of one (1) year from the date that the Building is Ready for Occupancy, that the Building is free from all defects in materials or workmanship, including latent defects. Landlord shall assign said Contractor's warranty to Tenant upon completion of the Improvements and deliver all operation and maintenance manuals to Tenant. At Tenant's request, Landlord shall enforce any rights it has under the construction contract or the agreement with Landlord's architect and engineers with respect to defects in materials or workmanship or design of the Building or assign such rights to Tenant for enforcement during the Term.

     2.15 Compliance with Law. Landlord represents and agrees that the Base Building Improvements shall be designed in compliance with and in conformity to all lawful requirements, rules, regulations, laws and ordinances of all legally constituted authorities relating thereto ("Applicable Laws"), including without limitation all "Environmental Laws" (as such term is hereinafter defined), and Landlord shall cause Architect to furnish a certificate to Tenant that the Base Building Improvements have been designed in compliance and conformance with applicable building codes (i) as a condition to obtaining Tenant's approval of the Final Base Building Plans and (ii) promptly following substantial completion of the Improvements. Tenant warrants and agrees that the Office Improvements shall be designed in compliance with and conformance with all Applicable Laws and Tenant shall cause Tenant's Architect to furnish a certificate to Landlord that the Office Improvements have been designed in accordance with applicable building codes (i) as a condition to obtaining Landlord's approval of the Final Office Plans and (ii) promptly following substantial completion of the Improvements. If it becomes necessary to obtain any governmental permit or approval, other than the customary building permit, in order to construct the Improvements, Tenant agrees to cooperate fully with Landlord in all respects in order to obtain the same.

     2.16  Definition of Delays. As used in this Lease:

          (a) "Tenant Delay" shall mean any delay in Landlord's completion of the Improvements caused by:

          (i) Tenant's or Tenant's Architect's failure to deliver or approve plans within the time periods specified in the Schedule of Plan Submissions;

          (ii)   The Office Improvements are not in compliance with law;

          (iii) Tenant's failure to approve Landlord's estimates for the Costs of the Office Improvements or Changes within the time periods specified herein;

          (iv) Changes requested by Tenant in the Improvements or the Final Plans, notwithstanding Landlord's subsequent approval of such Changes, including, without limitation, Changes from the Outline Specifications for Base Building Improvements which are incorporated into the Final Base Building Plans during the initial preparation thereof;

          (v) Tenant's selection of so-called "long lead time items" whether as to materials, finishes or installations;

          (vi) Tenant's failure to complete any work which Tenant is obligated to perform and which is required for the issuance of a certificate of occupancy, including, but not limited to, fire alarm installation in the Building; and

          (vii) Any other delays caused by or significantly contributed to by Tenant, Tenants' Architect, or their officers, employees, agents, contractors, licensees or their representatives.

     (b) "Force Majeure Delay" shall mean any delay in the completion of the Improvements which is attributable to any: (1) actual delay or failure to perform attributable to any regional or industry-wide strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; (2) delay attributable to the failure of Landlord to secure building permits and approvals within the same time period that normally prevailed for obtaining such permits at the time this Lease was negotiated; (3) delay in completing the Final Plans because of changes in any Applicable Laws or the interpretation thereof; or (4) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives.

     2.17 Obligations of the Architects. Architect and Tenant's Architect, within the scope of their respective duties, shall (a) be responsible for the preparation of plans and specifications described in Section 2.02 on or before the dates set forth in the Schedule of Plan Submissions, (b) cooperate with Landlord, Contractor and Tenant to enable completion of the Improvements in accordance with the Final Plans, including the preparation of drawings for the modification of those Final Plans if Landlord and Tenant so require, and (c) deliver a statement to Landlord, Tenant and any lender of Landlord upon completion of the Improvements and from time to time during construction at the time of each construction draw, as to the Improvements provided for in the Final Plans prepared by such architect, in the form required by Landlord's lender, that the Improvements have been completed in a good and workmanlike manner in substantial compliance with the Final Plans so prepared by Architect or Tenant's Architect (as the case may be) and all governmental regulations and ordinances. Landlord and Tenant shall deliver to each other evidence of errors and omissions insurance coverage carried by their respective architects with limits of liability of not less than Two Million Dollars ($2,000,000).

     2.18 Limitation of Landlord's Construction Obligation. Except as expressly set forth in this Lease, Landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Premises. Any other work in the Premises which Tenant may be permitted by Landlord to perform prior to commencement of the Term shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease, and shall be subject to such requirements as Landlord deems reasonably necessary or desirable. Any additional work or alterations to the Premises desired by Tenant after the commencement of the Term shall be subject to the provisions of the Lease.

                                  ARTICLE 3.
                                   BASE RENT

     3.01 Base Rent. Tenant shall pay an annual base rent (hereinafter referred to as "Base Rent") to Landlord for the Premises in the amount stipulated in the Schedule, payable in equal monthly installments in the amount stipulated in the Schedule, in advance on the first day of the Term and on the first day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term begins on any date except the first day of a calendar month or ends on any day except the last day of a calendar month.

     3.02 Manner of Payment. Base Rent, Tax Rent Adjustments (as hereinafter defined), Tax Rent Adjustment Deposits (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (hereinafter collectively referred to as "Rent") shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease, and Rent shall be paid without any setoff, abatement, counterclaim or deduction whatsoever except as may be expressly provided herein.


                                  ARTICLE 4.
                                     TAXES

     4.01 Obligation to Pay Tax Rent Adjustments. In addition to paying Base Rent specified in Section 3.01, Tenant shall also pay, as additional rent, the amount of the Taxes due for each Adjustment Year (hereinafter referred to as "Tax Rent Adjustments"). Tenant agrees and acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of Taxes. Tenant has not relied upon any statements or representations of Landlord or any agent or affiliate of Landlord in regard to Taxes in executing this Lease and agreeing to perform the terms and covenants hereof and shall make no claim against Landlord based thereon.

     4.02  Definitions.  As used in this Lease,

          (a) "Adjustment Year" shall mean the calendar year in which the first Phase Commencement Date occurs and each subsequent calendar year, all or any part of which falls within the Term.

          (b) "Taxes" shall mean real estate taxes, general or special assessments, sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, whether general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Real Property.

     Notwithstanding anything contained in this clause (b) to the contrary:

               (i) If at any time the method of taxation then prevailing is altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof is imposed upon Landlord in place or partly in place of any such Taxes or contemplated increase therein, or in addition to Taxes, and is measured by or is based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

               (ii) Notwithstanding the year for which any such taxes or assessments are levied, (A) in the case of taxes or special assessments which may be paid in installments, the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Taxes for that year and (B) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year. Except as provided in the preceding sentence, all references to Taxes "for" a particular year shall be deemed to refer to taxes levied, assessed or otherwise imposed for such year without regard to when such taxes are payable.

               (iii) Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances which are components of the Real Property.

          (c)  "Real Property" means the Building and Land.

     4.03 Payments of Tax Rent Adjustments. Tenant shall pay Tax Rent Adjustments to Landlord as follows:

          (a) Promptly after receipt of a statement from the appropriate authority for any installment (including any estimated installment) of Taxes payable during an Adjustment Year, Landlord shall furnish Tenant a written notice ("Tax Installment Statement") setting forth the amount of Taxes shown to be due on such statement of Taxes. Within fifteen (15) days after receipt of Landlord's Tax Installment Statement, Tenant shall pay to Landlord the Tax Adjustment shown as due on the Tax Installment Statement.

          (b) Prior to the end of the final Adjustment Year, Landlord shall deliver to Tenant a written notice ("Final Year Tax Notice") setting forth Landlord's reasonable estimate, forecast or projection (the "Tax Projection") of Taxes (1) applicable to any prior Adjustment Year which have not yet been paid by Tenant to Landlord and (2) applicable to such final

Adjustment Year. Within fifteen (15) days following Landlord's delivery of the Final Year Tax Notice, Tenant shall pay Landlord the Tax Projection shown on the Final Year Tax Notice. Any Tax Projection paid by Tenant for any Adjustment Year shall be applied as a credit against the amounts owed by Tenant for such Adjustment Year pursuant to subparagraph (a) above, provided that if the Taxes for such Adjustment Year are payable in installments, the Tax Projection applied as a credit shall be divided equally among the installments to be paid by Tenant.

          (c) If any First Mortgagee (as defined in Section 18.01) requires periodic deposits for Taxes or other security for the payment of Taxes, Tenant shall pay such periodic deposits to Landlord when and as required by the First Mortgagee or provide such security to the First Mortgagee. Any deposits made by Tenant for an Adjustment Year shall be applied as a credit against Taxes payable by Tenant pursuant to subparagraph (a) above and any Tax Projection required under subparagraph (b) above. Landlord shall use reasonable efforts to exclude from the First Mortgage documents any requirement for periodic deposits of Taxes or other security for the payment of Taxes. If Landlord is unable to eliminate the requirement for periodic deposits of Taxes, Landlord shall use reasonable efforts to have such deposits held in an interest bearing account with the interest to be held for Tenant's account.

     4.04 Proration and Survival. With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Tax Rent Adjustments for such Adjustment Year only a pro rata share of Tax Rent Adjustments as herein determined, based upon the number of days of the Term falling within the Adjustment Year. Following expiration or termination of this Lease, Tenant shall pay any Tax Rent Adjustments due to Landlord within fifteen
(15) days after the date of each Landlord's Statement sent to Tenant. Without limitation of other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay Tax Rent Adjustments provided for in this Article 4 accruing during the Term shall survive the expiration or termination of this Lease.


                                  ARTICLE 5.
                                USE OF PREMISES

     Tenant shall use and occupy the Premises for general office purposes and uses incidental thereto permitted under law and for no other use or purpose.


                                   ARTICLE 6.
                                   UTILITIES

     6.01 Payment for Utilities. Tenant will pay, when due, all charges of every nature, kind or description for utilities and other services furnished to the Premises during the Term or chargeable against the Premises with respect to the Term, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Tenant shall also pay for all utilities or services at the Premises used by it or its agents, employees or contractors prior to commencement of the Term.

     6.02 Utilities. Tenant shall be responsible for contracting directly with all suppliers of utility services. In the event that any charge or fee is required by the State of Illinois, or by any agency, subdivision or instrumentality thereof, or by any utility company or other entity furnishing services or utilities to the Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this paragraph shall include, but shall not be limited to, any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utility services to the extent such installations or extensions are not reflected in the Final Plans or any Changes thereto. Tenant may elect to cause the Final Plans to provide for separate metering of utilities to various portions of the Building. If Tenant makes such an election, the Costs of such separate metering shall be paid in the same manner as all other Costs of the Office Improvements by Tenant. In the event that Landlord has paid any such charge or fee after the date hereof, Tenant shall reimburse Landlord for such utility charge upon Landlord's demand therefor. The inability of Tenant to obtain, or any stoppage of, the utility services referred to in this Article 6 resulting from any cause shall not constitute a constructive eviction, shall not make Landlord liable in any respect for damages to any person, property or business, and shall not entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease.


                                  ARTICLE 7.
                   CONDITION, CARE AND OPERATION OF PREMISES

     7.01 Condition of Premises. Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that the portion of the Premises for which possession was taken in good order and satisfactory condition, subject to Landlord's obligation to complete Punch List items and latent defects in the Improvements.

     7.02 Tenant's Maintenance and Operation Obligations. Tenant shall keep the Premises, including any improvements thereto by Tenant, in good order and in a safe, neat and clean condition and will take all action and will make, except as otherwise stated herein, all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes, repairs and replacements. Tenant's obligations under this Article shall include without limitation all repairs and replacements to the roof, structure, supports, foundation, floors, gutters, downspouts, windows, doors, exterior walls, parking areas, and sidewalks, the maintenance of the landscaping on the Premises in a neat and attractive condition and the removal of all snow and ice from the walkways, parking areas and drives on the Premises and the operation, maintenance and repair of all building systems. It is the intent of the parties hereto, that Tenant shall bear all responsibility for the maintenance, upkeep and replacement of the Premises, Building and Land. Tenant's operation, maintenance and repair of the Premises shall be conducted in accordance with the standards set forth on Rider F attached hereto and made a part hereof. In the event Tenant fails to commence promptly and pursue diligently the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, may perform such maintenance or make such repairs and replacements and Tenant shall reimburse Landlord, on demand after Tenant receives an invoice therefor, the cost thereof plus a fee equal to fifteen percent (15%) of the actual costs to cover the overhead. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth in this Lease. Notwithstanding the foregoing to the contrary, Tenant shall not have any obligation to repair or replace any item covered by Landlord's and Contractor's warranty described in Section 2.14. If Tenant incurs any costs in connection with its maintenance and repair obligations with respect to the Base Building Improvements during the last five (5) years of the Term or any Extended Term (last seven (7) years in the case of a replacement of the roof of the Building) which under generally accepted accounting principles ("GAAP") is required to be capitalized and depreciated ("Base Building Capital Costs") and the Term of this Lease expires prior to the end of the applicable depreciation period under GAAP, then upon expiration of this Lease, Landlord shall pay to Tenant a pro rata portion of such costs based on the ratio of the portion of the depreciation period not included within the Term to the total depreciation period. Tenant shall not incur any Base Building Capital Costs without Landlord's prior written consent.

     7.03  Work Performed by Tenant.  All repairs made by Tenant pursuant to
Section 7.02 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant and approved by Landlord. All contracts for such maintenance and repair services shall be subject to Landlord's reasonable approval. In no event shall such work be done for Landlord's account or in a manner which allows any liens to be filed against the Building or the Premises in violation of Article 27.

     7.04 Janitorial Service. Tenant shall be responsible for providing janitorial service for the Premises at Tenant's sole cost and expense in accordance with the standards attached hereto as Rider C. Such janitorial service shall be performed by a company and pursuant to a contract reasonably satisfactory to Landlord.

     7.05 Waste. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.


                                  ARTICLE 8.
                              RETURN OF PREMISES

     8.01 Surrender of Possession. At the termination of this Lease by lapse of time or otherwise, or upon termination of Tenant's right of possession without termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and, subject to the following paragraph, shall return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession or, if there is a Punch List, when the work provided for in the Punch List is completed, ordinary wear, and damage resulting from the act of Landlord or its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

     8.02 Installations and Additions. All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, whether temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on demand.

     8.03 Trade Fixtures and Personal Property. Tenant also shall remove Tenant's furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or within ten (10) days following termination of this Lease or Tenant's right of possession, whichever is earlier. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 17.06 shall apply and Tenant shall pay to Landlord upon demand the cost of removal and of restoring the Premises.

     8.04 Survival. All obligations of Tenant under this Article shall survive the expiration of the Term or earlier termination of this Lease.


                                  ARTICLE 9.
                                 HOLDING OVER

     Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, or of Tenant's right to possession of the Premises, an amount which is double the amount of Base Rent and Rent Adjustments for a day based on the annual rate of Base Rent set forth in Section 3.01 and on the Rent Adjustments provided for in Article 4 in effect immediately prior to such termination, and Tenant shall also pay all direct damages sustained by Landlord by reason of such retention. Acceptance by Landlord of rent after such termination, of itself, shall not constitute a renewal. Nothing contained in this Section shall be construed or shall operate as a waiver of Landlord's right of reentry or any other right or remedy of Landlord.

                                  ARTICLE 10.
                             RULES AND REGULATIONS

     Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Article 11 and agrees, for itself, its employees, agents, contractors, invitees and licensees, to comply with the rules and regulations set forth in Rider B attached to this Lease and made a part hereof and such other rules and regulations as may be adopted by Landlord pursuant to Section 11.01(e) of this Lease. Any violation by Tenant of any of the rules and regulations contained in Rider B or any other Section of this Lease, or as may hereafter be adopted by Landlord pursuant to Section 11.01(e) of this Lease, may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and shall remain liable for all damages, loss, costs and expenses resulting from any violation by Tenant of any of said rules and regulations.


                                  ARTICLE 11.
                          RIGHTS RESERVED TO LANDLORD

     11.01 Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease:

          (a) Except for portions of the Premises designated by Tenant as "secured areas" on floor plans, delivered to Landlord, to retain at all times, and to use in appropriate instances, pass keys to the Premises;

          (b) Upon reasonable advance written or telephone notice, to exhibit the Premises at reasonable hours, and to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises;

          (c) To enter the Premises at reasonable hours, upon reasonable prior notice and for reasonable purposes, including inspection, subject to Tenant's reasonable security restrictions;

          (d) To make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours and, if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom; and

          (e) From time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Rider B or other Sections of this Lease, which are not inconsistent with the Terms of this Lease for the protection and welfare of the Building as Landlord may determine, and Tenant agrees to abide by and comply with all such rules and regulations.


                                  ARTICLE 12.
                                  ALTERATIONS

     Tenant shall not make, without the prior written consent of Landlord, any alterations, additions or improvements to the Premises. Notwithstanding the foregoing, Landlord's consent shall not be required for normal decorating work such as painting and installation of wall coverings and carpeting. Landlord shall not unreasonably withhold or delay its consent to alterations, additions or improvements to the Building which do not affect the exterior, or structural portions of the Building or the base building mechanical, electrical, plumbing, elevator, security or other systems in the Building. If Landlord consents to such alterations, additions or improvements, before commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish to Landlord, for its approval, plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form, substance and amount as may be satisfactory to Landlord. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with appropriate evidence of Tenant's ability to pay for such work and materials in full. All alterations, additions and improvements shall be installed in a good, workerlike manner and only new, high-grade materials shall be used. All such work shall be done only by contractors or mechanics reasonably approved by Landlord and shall be subject to Landlord's scheduling requirements and regulations. Tenant further agrees to hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions or improvements. Before commencing any work in connection with such alterations, additions or improvements, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or may be connected in any way with said alterations, additions or improvements. Tenant shall permit Landlord to supervise construction operations in connection with the foregoing work if Landlord requests to do so. Tenant shall pay the cost of all such alterations, additions and improvements, as well as the cost of decorating the Premises occasioned by such alterations, additions and improvements, including the cost of labor and materials, contractors' profit, overhead, general conditions and a reasonable fee to Landlord. Upon completing any alterations, additions or improvements, Tenant shall furnish Landlord with (i) contractors' affidavits in form required by law, and full and final waivers of lien and receipted bills covering all labor and materials expended and used and (ii) "as built" or record drawings showing all alterations, additions and improvements to the Premises. All alterations, additions and improvements shall comply with all insurance requirements and with all city and county ordinances and regulations and with the requirements of all state and federal statutes and regulations.

                                 ARTICLE 13.
                           ASSIGNMENT AND SUBLETTING

     13.01 Assignment and Subletting. Without the prior written consent of Landlord in each instance and subject to Sections 13.08 and 13.09 below, Tenant shall not (a) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (b) allow to exist or to occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Article 5 of this Lease or by anyone other than Tenant and Tenant's employees. Landlord has the absolute right to withhold its consent without giving any reason whatsoever, except as expressly provided herein to the contrary. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

     13.02 Rentals Based on Net Income. Without limiting the generality of the foregoing provisions of this Article, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     13.03 Tenant to Remain Obligated. Consent by Landlord to any assignment, subletting, use, occupancy or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy. Tenant shall pay all of Landlord's costs, charges and expenses, including reasonable attorneys' fees, incurred in connection with any assignment, transfer, lien, charge, subletting, use or occupancy made or requested by Tenant. Tenant agrees that all advertising by Tenant or on Tenant's behalf with respect to the assignment of this Lease or subletting of space must be approved in writing by Landlord prior to publication which approval shall not be unreasonably withheld or delayed.

     13.04 Landlord's Consent. Tenant shall advise Landlord, by written notice ("Tenant Notice"), of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant's notice) to assign this Lease or to sublet any part or all of the Premises for any part of the Term. Tenant's notice shall state the name and address of the proposed subtenant or assignee, and a true and complete copy of the proposed sublease or assignment and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed subtenant or assignee shall be delivered to Landlord with said notice. Landlord will not withhold its consent unreasonably to Tenant's assignment of this Lease or Tenant's subletting the space covered by its notice. Landlord shall not be deemed to have withheld its consent unreasonably to a sublease of part or all of the Premises or an assignment of this Lease if its consent is withheld because:
(a) Tenant is then in Default hereunder; (b) any notice of termination of this Lease or termination of Tenant's possession is given under Article 17; (c) the portion of the Premises which Tenant proposes to sublease, including the means of ingress thereto and egress therefrom and the proposed use thereof, and the remaining portion of the Premises will violate any city, state or federal law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (d) the proposed use of the Premises by the subtenant or assignee does not conform with the use permitted by Article 5; (e) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (f) the sublessee's or assignee's business is likely to cause greater wear and tear to the Premises than occasioned by Tenant's use or (g) the proposed subtenant or assignee is a government or a government agency; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar to or dissimilar from to the foregoing examples. Landlord shall either approve or disapprove a proposed assignment or sublease within thirty (30) days after receipt of the information and documents described in the second sentence of this Section 13.04.

     13.05 Profits. If Tenant, having first obtained Landlord's consent to any sublease or assignment, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, assigns this Lease or sublets the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional rent fifty percent (50%) of any such excess rent or other monetary consideration immediately upon receipt under any such assignment or, in the case of a sublease, (a) on the first day of each month during the term of any sublease the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a square footage basis to the space sublet) and (b) immediately upon receipt thereof, any other consideration realized by Tenant from such subletting; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant assigns this Lease or sublets the Premises or any part thereof at a rental less than that provided for herein. Notwithstanding the foregoing, Tenant shall not be required to pay Landlord any amounts pursuant to this Section 13.05 until the amount of the excess rent and other consideration received by Tenant equals the reasonable out of pocket costs incurred by Tenant in entering into such sublease or assignment including without limitation brokers' and attorneys' fees, advertising costs, tenant buildout costs and construction allowances. The provisions of this Section 13.05 shall not apply to an assignment or sublease described in Sections 13.08 or
13.09 which does not require Landlord's consent.

     13.06 Assignee to Assume Obligations. If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant subleases the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord's option and written request, in the event this Lease or Tenant's right to possession of the Premises terminates before the expiration of the sublease.

     13.07 Change of Control. Notwithstanding anything to the contrary in this Article, except as provided in 13.08 below, any change during the Term of this Lease of the ownership of the shares of stock which constitute control of Tenant other than by reason of gift or death shall be deemed an assignment of this Lease and shall be subject to the provisions of this Article 13. The term "control" as used herein means the power, directly or indirectly, to direct or to cause the direction of the management or policies of Tenant.

     13.08  Transfer By Merger or Sale or To an Affiliate.

          (a) Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to (i) assign, its interest in this Lease to any corporation or other entity which is a successor to Tenant either by reincorporation in another jurisdiction, merger or consolidation, (ii) assign its interest in this Lease to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or Tenant's stock, or (iii) assign its interest in this Lease or sublease all or any portion of the Premises to a Tenant Affiliate, all upon the condition that in each case (x) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to an Affiliate and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of Section 13.1 of this Article), (y) any such assignee shall have a net worth and annual income and cash flow which shall meet the requirements set forth in Section 13.08(b) below and (z) any such assignee or subtenant shall consent, in writing, to the exclusive jurisdiction of the courts of Illinois and the Federal courts located in the County of Cook, State of Illinois. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (A) if an assignment, a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (B) if applicable, evidence satisfactory to Landlord establishing compliance by the assignee or subtenant with the net worth, annual income and cash flow requirements of clause (z) above, (C) if an assignment, an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (D) if a sublease, a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

          (b) As a condition precedent to any assignment which shall otherwise be permitted under Section 13.08(a) above, such proposed assignee or subtenant shall have as of the effective date of such assignment or subletting:

               (i) (A) an excess of total assets (including intangible assets) over total liabilities of not less than One Hundred Twenty-Five Million Dollars ($125,000,000.00), provided that the assets (other than intangible assets) are not less than One Hundred Million Dollars ($100,000,000.00);

                      (B) a ratio of current assets to current liabilities of not less than two (2) to one (1); and

                      (C) an excess of (y) annual gross cash receipts (other than from a financing, sale of an equity interest in such assignee or guarantor, or sale of long-term assets), over (z) the sum, without duplication, of annual cash operating expenses and annual debt service payments and regularly scheduled amortization of principal (other than so-called "balloon" payments of principal due at maturity) due on all outstanding indebtedness, of not less than two (2) times the annual Rent due hereunder for each period; or

               (ii) a bond rating of "AA" from Standard & Poor's or "AA" from Moody's as of the date of such assignment and as of the first anniversary of such assignment; or

               (iii) in the case of an insurance company, a "Best's Rating of "A" and a "Financial Size Category" of at least "VIII" in Best's Insurance Guide as of the date of such assignment and as of the first anniversary of such assignment; or

               (iv) in the case of any national, foreign or state chartered commercial bank not rated by Standard & Poor's or Moody's, (y) total assets in excess of One Billion Dollars ($1,000,000,000.00) and (x) net cash flow from operations of not less than five (5) times the annual Rent due hereunder, and be in compliance with all applicable laws and regulations dealing with capital adequacy, as of the date of such assignment and at the end of the twelve (12) month period subsequent to the date of such assignment.

     All financial criteria set forth in this Section 13.08(b) shall be determined in accordance with generally accepted accounting principles consistently applied (or its equivalent in the case of non-U.S. entities) and based upon annual reports (or fiscal year-end financial statements) of such assignee or guarantor certified by an independent public accounting firm.

          (c) A Tenant Affiliate shall mean any person, corporation or other entity which controls or is controlled by or is under common control with Tenant. As used herein, "control" shall mean the same meaning as set forth in
Section 13.07.

     13.09 Sublease with Customers. Tenant shall have the right, without the consent of Landlord, to sublease portions of the Premises to customers and clients of Tenant in connection with the provision of Tenant's services to such customers and clients on the condition that (a) the principal purpose of such sublease is not the acquisition of Tenant's interest in this Lease and (b) no more than twenty-five percent (25%) of the Premises shall be covered by subleases described in this Section 13.09.

     13.10 Restrictions on Assignment and Sublease. Notwithstanding anything in this Lease to the contrary, Tenant may not assign this Lease to any person or entity or sublease substantially all the Premises to any person or entity unless Tenant also assigns the 1501 Lease to the same person or entity or subleases substantially all the Premises under the 1501 Lease to the same person or entity.


                                  ARTICLE 14.
                 WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

     14.01 Waiver of Certain Claims; Indemnity by Tenant. To the extent not prohibited expressly by law, Tenant releases Landlord and its beneficiaries, if any, and their agents, servants and employees, from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, the Building or any part of it, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or any part thereof or of any other person. This Section shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. Subject to Section 21.01 nothing in this Section or in Section 14.03 shall release Landlord from liability for its negligence or the negligence of its agents and employees.

     14.02 Damage Caused by Tenant's Neglect. If any damage to the Premises or the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Building, results from any act or neglect of Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall be liable therefor and if such damage is not repaired within thirty
(30) days after written notice from Landlord, Landlord may repair such damage at its option and Tenant shall reimburse Landlord, upon demand by Landlord, for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damage.

     14.03 Tenant Responsible for Personal Property. All personal property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

     14.04  Indemnification.

          (a) To the extent not prohibited expressly by law, Tenant agrees to hold Landlord and its beneficiaries, if any, and their officers, agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, its agents, contractors, invitees, licensees or employees, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities.

          (b) To the extent not prohibited expressly by law, Landlord agrees to hold Tenant and its officers, agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from the negligent acts of Landlord or its beneficiary or their employees, agents or servants, or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease or due to any other act or omission of Landlord or its beneficiaries or their agents, contractors, licensees or employees, but only to the extent of Tenant's liability, if any, in excess of amounts, if any, paid to Tenant under insurance covering such claims or liabilities.


                                  ARTICLE 15.
                       DAMAGE OR DESTRUCTION BY CASUALTY

     15.01 Tenant's Obligation to Rebuild. In the event of damage to, or destruction of, any improvements on the Premises, or of the fixtures and equipment therein, by fire or other casualty, Tenant shall promptly, at its expense, repair, restore or rebuild to the extent possible to the same design, plans and specifications as existed prior to the casualty. Rent shall not be reduced or abated during the period of such repair, restoration or rebuilding even if the improvements are not tenantable.

     15.02 Preconditions to Rebuilding. Before Tenant commences such repairing, restoration or rebuilding involving an estimated cost of more than Fifty Thousand Dollars ($50,000.00), plans and specifications therefor, prepared by a licensed architect satisfactory to Landlord shall be submitted to Landlord for approval and Tenant shall furnish to Landlord (a) an estimate of the cost of the proposed work, certified to by said architect;
(b) satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and workmen's compensation insurance; and (c) such other security as Landlord may require to insure payment for the completion of all work free and clear of liens. Landlord's approval of the plans and specifications shall not be unreasonably withheld if such plans and specifications comply with the provisions of Section 15.01.

     15.03 Payment for Rebuilding. All sums arising by reason of loss under the insurance referred to in Section 21.02(c) shall be deposited with the Depository pursuant to Section 15.06, and Tenant shall deposit with the Depository any excess cost of the work over the amount held by the Depository as proceeds of the insurance within thirty (30) days from the date of the determination of the cost of the work by the architect in accordance with
Section 15.02. Tenant shall diligently pursue the repair or rebuilding of the improvements in a good and workmanlike manner, using only high quality workmen and materials. The Depository shall pay out construction funds from time to time on the written direction of the architect, after making provision for a reasonable holdback, for the purpose of completing such repair or rebuilding and upon receipt of appropriate contractors' statements, with supporting affidavits and lien waivers. Notwithstanding the foregoing, if the cost of the repair or restoration is less than $50,000, all proceeds of insurance shall be paid to Tenant in trust to be used for restoration and repair of such damage.

     15.04 Excess Insurance Proceeds. Any excess of money received from insurance remaining with the Depository after the repair or rebuilding of improvements, if there is no default by Tenant in the performance of the Tenant's covenants and agreements hereunder, shall be paid to Tenant; otherwise said moneys shall be paid to Landlord. If this Lease shall be terminated pursuant to Section 15.05, all insurance proceeds shall be paid to by Landlord.

     15.05 Failure to Rebuild. If (i) Tenant shall not enter upon the repair or rebuilding of the improvements within a period of ninety (90) days after the insurance proceeds are made available by Landlord pursuant to Section 15.03 or
(ii) after commencement of such repair or rebuilding, Tenant does not prosecute the same thereafter with such dispatch as may be necessary to complete the same within a reasonable period after said damage or destruction occurs, and the repair and rebuilding is not completed within one year from the date the insurance proceeds are made available pursuant to Section 15.03, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, Landlord may retain insurance proceeds, or the balance thereof remaining in the hands of Landlord as security for the continued performance and observance by Tenant of the Tenant's covenants and agreements hereunder, or Landlord may terminate this Lease or Tenant's possession of the Premises and then retain the amount so held as damages resulting from the failure on the part of Tenant to comply with the provisions of this Article.

     15.06 Deposits. All insurance proceeds, condemnation awards and amounts deposited by Tenant ("Net Proceeds") shall be deposited with a bank or other financial institution designated by the First Mortgagee, or if there is no First Mortgagee, by Tenant (the "Depository"). Tenant may direct the investment of the amounts so deposited with the Depository in the following:

          (a) repurchase obligations of the Depository at all times fully secured by direct and general obligations of the United States of America or obligations guaranteed as to principal and interest by the United States of America;

          (b) direct and general obligations of the United States of America or obligations guaranteed as to principal and interest by the United States of America purchased at a price not more than par;

          (c) certificates of deposit of the Depository at all times secured as provided by applicable law; or

          (d) commercial paper which is rated "A-1" or better (or comparable ratings) by Standard & Poor's Corporation or "P-1" or better (or comparable ratings) by Moody's Investors Service, Inc., or the successors to such rating organizations.

     Such investments of such funds shall mature in such amounts and on such dates as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested, and due to, Landlord or Tenant as the case may be. The Depository shall not be liable for any loss resulting from the liquidation of each and every such investment. The terms and conditions relating to such deposit and investments shall otherwise be satisfactory to Landlord, Tenant and the Depository. All interest or other earnings net of investment fees of the Depository shall be added to and deemed to be part of Net Proceeds.


                                  ARTICLE 16.
                                EMINENT DOMAIN

     16.01 Whole Taking. If the entire Building or a substantial part thereof is taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken is required for such use or purpose or the effective date of the taking, and without apportionment of the award to or for the benefit of Tenant. If any condemnation proceeding is instituted in which it is sought to take or damage any part of the Building, the taking of which, in Landlord's opinion, would prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to remodel the Building to conform to the taking, damage or changed grade, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days' notice prior to the date of termination designated in the notice. In either of these events, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of termination, and Tenant shall have no right to share in the condemnation award, whether for a total or partial taking, for loss of Tenant's leasehold or improvements or other loss or expenses or in any judgment for damages caused by the change of grade. Tenant may however file a separate claim for Allocation expenses and for any of Tenant's personal property taken, provided such claim does not reduce Landlord's award.

     16.02 Partial Taking. If only a part of the Premises shall be so taken or condemned, and as a result thereof the balance of the Premises can be used for the same purpose as prior to such taking, this Lease shall not terminate and Tenant, at its sole cost and expense, shall repair and restore the Premises and all improvements thereon to the extent of the condemnation award. Tenant shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements first complying with the procedure set forth in
Section 15.02. The amount of the award relating to the improvements and shall be held and disbursed in accordance with the procedure set forth in Sections 15.03 and 15.06. If Tenant does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed three hundred sixty five (365) days, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, Landlord may receive the entire award or the balance thereof remaining in the custody of the Depository, as the case may be, as liquidated damages resulting from the failure of Tenant to comply with the provisions of this Section. Any portion of such award as may not have to be expended for such repairing or restoration shall be paid to Landlord. There shall be no abatement or reduction in any rental because of such taking or condemnation unless a portion of the Building is taken in which event Base Rent shall abate based on the percentage of the rentable space in the Building so taken and not replaced pursuant to this Section.


                                  ARTICLE 17.
                                    DEFAULT

     17.01 Events of Default. The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:

          (a) Failure by Tenant to pay any Rent when due if such failure continues for ten (10) days after notice from Landlord of such failure;

          (b) Failure by Tenant to pay when due any other monies required to be paid by Tenant under this Lease if such failure continues for ten (10) days after notice from Landlord of such failure;

          (c) Failure by Tenant to cure, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

          (d) Failure by Tenant to observe or to perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after notice thereof from Landlord to Tenant;

          (e) The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be released or discharged within ten (10) days from the date of such filing;

            (f) Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy (the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the term, "vacates or abandons," to be a vacation or abandonment within the meaning of this clause
(h) unless Tenant posts a full-time security guard at the Premises), whether or not Tenant thereafter continues to pay Rent due under this Lease;

            (g) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

            (h) A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment;

            (i) Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted (i) by Tenant or
(ii) against Tenant and are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution;

            (j) The aggregate number of days of Tenant Delay shall exceed thirty (30); or

            (k)  A Default occurs under the 1501 Lease.

     17.02 Rights and Remedies of Landlord. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and which shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

            (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all rights, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

            (b) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

            (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

     17.03 Right to Re-Enter. If Landlord exercises either of the remedies provided for in Sections 17.02(a) or (b), Tenant shall surrender possession and vacate the Premises and shall deliver immediately possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

     17.04 Current Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Rent Adjustments and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use diligent efforts to mitigate its damages and to relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant shall pay upon demand the cost of all the foregoing together with Landlord's expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum, including Base Rent and Rent Adjustments, which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

     17.05 Final Damages. If this Lease is terminated by Landlord as provided in Section 17.02(a), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Article 2 of this Lease or elsewhere herein and the amount projected by Landlord to represent Rent Adjustments for the remainder of the Term pursuant to Article 3 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a five percent (5%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (c) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord has sustained as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

     17.06 Removal of Personal Property. All property of Tenant removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord in no event shall be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property as long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     17.07 Attorneys' Fees. Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and attorneys' fees, incurred in successfully enforcing Tenant's obligations under this Lease, incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned. Landlord shall pay all of Tenant's costs, charges and expenses, including court costs and attorneys' fees, incurred in successfully enforcing Landlord's obligations under this Lease, incurred by Tenant in any action brought by Landlord in which Tenant is the prevailing party, or incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant without Tenant's fault, to become involved or concerned.

     17.08 Assumption or Rejection in Bankruptcy. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

                                  ARTICLE 18.
                                 SUBORDINATION

     18.01 Subordination. Landlord intends to execute and deliver and may execute and deliver hereafter from time to time a first mortgage or first trust deed in the nature of a mortgage, both being hereinafter referred to as a "First Mortgage," against the Land and Building or any interest therein. If requested by the mortgagee or trustee under any First Mortgagee, Tenant will either (a) subordinate its interest in this Lease to said First Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or
(b) make certain of Tenant's rights and interest in this Lease superior thereto; and Tenant will execute and deliver such agreement or agreements promptly, as may be reasonably required by such First Mortgagee; provided that, as a condition to subordinating its rights and interests under this Lease to any mortgage or trust deed, Tenant shall be entitled to require the First Mortgagee to enter into a non-disturbance and attornment agreement with Tenant, which agreement shall be in said holder's standard form not inconsistent with this Lease. Tenant covenants it will not subordinate this Lease to any mortgage or trust deed other than a First Mortgage without the prior written consent of the First Mortgagee.

     18.02 Liability of Holder of First Mortgage; Attornment. It is further agreed that (a) if any First Mortgage shall be foreclosed, (i) the holder of the First Mortgagee, or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior landlord (including Landlord), (y) subject to any offsets or counterclaims which Tenant may have against a prior landlord (including Landlord), or (z) bound by any prepayment of Base Rent or Rent Adjustments which Tenant may have made in excess of the amounts then due for the next succeeding month, (ii) the liability of the First Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the First Mortgagee, if the First Mortgage is foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any First Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce Rent or shorten the Term provided hereunder, or so as to affect adversely in any other respect to any material extent the rights of Landlord, and this Lease shall not be cancelled or surrendered, without the prior written consent, in each instance, of the First Mortgagee.

     18.03 Modification Required by First Mortgagee. Should any prospective First Mortgagee require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.

     18.04 Short Form Lease. Should any prospective First Mortgagee require execution of a short form of lease for recording (containing the names of the parties, a description of the Premises, and the term of this Lease) or a certification from Tenant concerning this Lease in such form as may be required by a prospective mortgagee, Tenant agrees to promptly execute such short form of lease or certificate and deliver the same to Landlord within ten (10) days following the request therefor.


                                  ARTICLE 19.
                             MORTGAGEE PROTECTION

     Tenant agrees to give any First Mortgagee, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing, by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise, of the address of such First Mortgagee. Tenant further agrees that if Landlord has failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is pursuing diligently the remedies or steps necessary to cure or correct such default), then the First Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such First Mortgagee has commenced within such thirty (30) days and is pursuing diligently the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).


                                  ARTICLE 20.
                             ESTOPPEL CERTIFICATE

     Upon execution of this Lease by Landlord and Tenant, Tenant shall simultaneously execute and deliver a copy of the Estoppel Certificate attached hereto as Rider D. Tenant agrees that from time to time upon not less than ten
(10) days' prior request by Landlord, or any First Mortgagee or any ground lessor, Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord or to any First Mortgagee or ground lessor, a statement in writing signed by Tenant certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims or if not state the exceptions to the items not completed in accordance with the Final Plans; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and (g) such other matters as may be reasonably required and not inconsistent with the terms of this Lease by Landlord, the First Mortgagee or ground lessor.


                                  ARTICLE 21.
                           SUBROGATION AND INSURANCE

     21.01 Waiver of Subrogation. Landlord and Tenant agree to have all "all-risk" coverage and other property damage insurance and any rent loss or business interruption insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, and the foregoing endorsements shall not be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

     21.02 Tenant's Insurance. Tenant shall carry insurance during the entire Term hereof with terms, coverages and in companies satisfactory to Landlord and with such increases in limits as Landlord may request from time to time, but initially Tenant shall maintain the following coverages in the following amounts:

          (a) Comprehensive or commercial general liability insurance, including contractual liability, on an occurrence basis, in an amount not less than Fifteen Million Dollars ($15,000,000.00) combined single limit per occurrence, covering Tenant, Landlord and its beneficiaries as a named insured and Landlord's mortgagee as an additional insured.

          (b) Insurance against fire, sprinkler leakage, vandalism and the extended coverage perils for the full replacement cost of all additions, improvements and alterations to the Premises owned or made by Tenant, if any, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises, with loss or damage payable to Landlord and Tenant as their interests may appear.

          (c) Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Extended Coverage
Endorsement, insuring the improvements at any time situated upon the Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvement with all proceeds of insurance payable to Landlord. Landlord shall be a named insured on such policies. The insurance shall include standard mortgagee loss payable clauses for benefit of Landlord's Mortgagee. The full replacement cost of improvements shall be determined every five (5) years by an insurance appraiser selected by Tenant with Landlord's reasonable approval and paid for by Tenant or by other means reasonably acceptable to Landlord and its First Mortgagee. Any insurance appraiser hired by Tenant shall submit a written report of his appraisal to Landlord and Tenant and if said report shows that the improvements are not insured as herein required, Tenant shall promptly obtain such additional insurance as is required;

          (d) Boiler Insurance, insuring Landlord and Tenant with the same limits of coverage as provided in subsection (c) for loss or damage by boiler or internal explosion or break down of boilers;

          (e) Worker's Compensation Insurance, insuring Tenant from all worker's compensation claims;

          (f) Plate Glass Insurance, insuring Landlord and Tenant from damage to any plate glass on the Premises; and

          (g) Builders Risk Insurance insuring Landlord and Tenant against "all risks" including collapse and transit coverage during any construction of any improvements to or repair of the Premises after the Commencement Date covering the total value of work performed and equipment, supplies and material furnished.

          Such insurance shall be written by companies of nationally recognized financial standing, legally qualified to issue such insurance and accorded a rating by A.M. Best Company, Inc. of A:XII or higher at the time of issuance of any such policy. Each insurance policy carried by Tenant shall contain, where appropriate, a clause stating that such policy will be considered as primary insurance for Landlord and its agents and beneficiaries and not call into contribution any other insurance that may be available to Landlord. All insurance claims other than under Worker's Compensation and contents insurance pertaining to the Premises in amounts of $25,000 or less shall be adjusted by the insurer with Tenant, and all claims in excess of $25,000 shall be adjusted by Landlord and Tenant jointly.

     21.03 Certificates of Insurance. Tenant shall furnish to Landlord, prior to the commencement of the Term and at least thirty (30) days prior to the expiration of such policies, policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled or not renewed without at least thirty

(30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premium, and in that case, only ten (10) days' prior written notice shall be sufficient).

     21.04 Compliance with Requirements. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not make any use of the Premises, directly or indirectly, which may be prohibited thereby, which may be dangerous to person or property, which may jeopardize any insurance coverage, or which may increase the cost of insurance or require additional insurance coverage.


                                  ARTICLE 22.
                                   NONWAIVER

     No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord's rights under Article 9, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.


                                  ARTICLE 23.
                              TENANT'S AUTHORITY

     Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof,
(b) if Landlord so requests, it shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder, and (c) until Landlord is notified in writing of a substitute therefor, Tenant's Authorized Representative set forth in the Schedule shall have full power and authority to take action on behalf of and to bind Tenant with respect to all matters relating to this Lease and the Premises.

                                 ARTICLE 24.
                              REAL ESTATE BROKERS

     Landlord and Tenant each represent that it has not dealt with a broker in connection with this Lease and agrees to indemnify and hold the other harmless from all damages, liability and expense, including reasonable attorneys' fees, arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its having introduced Landlord and Tenant or having participated in the negotiation of this Lease.


                                  ARTICLE 25.
                                    NOTICES

     All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided. Notices to or demands upon Tenant shall be addressed to Tenant at the address set forth in the Schedule prior to its occupancy of the Premises and at the Premises following its occupancy of the Premises. Notices to or demands upon Landlord shall be addressed to Landlord c/o RERC Capital Market Group, L.L.C., at 2 N. LaSalle Street, Suite 730, Chicago, Illinois 60601, Attn: Joseph Beale. Notices and demands shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight courier service or (c) three (3) business days after deposit in the United States mails, if mailed. Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith. Notices and demands from Landlord to Tenant may be signed by Landlord, its beneficiaries, the managing agent for the Real Property or the agent of any of them.


                                  ARTICLE 26.
                              HAZARDOUS MATERIALS

     26.01  Defined Terms.

          (a) "Claim" shall mean and include any demand, cause of action, proceeding, or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and
(iii) the costs and expenses of enforcing insurance, contribution or indemnification agreements.

          (b) "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and

Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and the Environmental Protection Act of Illinois ("IEPA"), Ill. Rev. Stat. ch. 111 1/2, para. 1001 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

          (c) "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. (S) 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

          (d) "Manage" or "Management" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

          (e) "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

          (f) "Response" or "Respond" shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

     26.02 Tenant's Obligations with Respect to Environmental Matters. During the term of this Lease, (i) Tenant shall comply at its sole cost and expense with all Environmental Laws; (ii) Tenant shall not Manage, or authorize the Management of, any Hazardous Materials on the

Building or Land, including installation of any underground storage tanks, without prior written disclosure to and prior written approval by Landlord;
(iii) Tenant shall not take any action that would subject the Building or Land to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (iv) Tenant shall not dispose of Hazardous Materials in dumpsters; (v) Tenant shall not discharge Hazardous Materials into drains or sewers on the Real Property; (vi) Tenant shall not cause or allow the Release of any Hazardous Materials on, to or from the the Real Property and (vii) Tenant shall arrange at its sole cost and expense for the lawful transportation and off-site disposal at permitted landfills or other permitted disposal facilities and otherwise in accordance with all applicable Environmental Laws, of all Hazardous Materials that it generates.

     26.03 Copies of Notices. During the Term of this Lease, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Illinois Environmental Protection Agency, or other federal, state, or local agency or authority, or any other entity or individual, concerning (i) any actual or alleged Release of a Hazardous Material on, to or from the Premises; (ii) the imposition of any lien on the Premises;
(iii) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity.

     26.04 Landlord's Right to Inspect. Landlord and Landlord's employees shall have the right to enter the Premises and conduct appropriate inspections or tests for the purpose of (i) determining Tenant's compliance with Environmental Laws, and (ii) determining the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials and substances present on the Premises including, but not limited to, samples, products, materials or substances brought onto or made or produced on the Premises by Tenant or its agents, employees, contractors or invitees. Tenant agrees to cooperate with such investigations by providing any relevant information requested by Landlord, including, but not limited to, information Landlord requests to comply with the Illinois Responsible Property Transfer Act, Ill. Rev. Stat. ch. 30, para. 901 et seq. (1989), 765 ILCS 90/1 et seq. (1992).
Tenant may not perform any sampling, testing, or drilling to locate Hazardous Materials in the Building components on the Premises without the Landlord's prior written consent.

     26.05 Tests and Reports. Within ten (10) days of Tenant's receipt of a written request by Landlord, Tenant shall provide Landlord with (i) copies of all environmental reports and tests obtained by Tenant; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (iii) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises; (iv) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies; and (v) any other applicable documents and information with respect to environmental matters relating to the premises. Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other documents necessary to demonstrate that Tenant complies with all Environmental Laws relating to the Premises.

     26.06 Tenant's Obligation to Respond. If Tenant's Management of Hazardous Materials at the Premises (i) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise; (ii) causes a threat to, or endangers, the public health; or (iii) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all applicable action in response so as to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto.

     26.07 Landlord's Right to Act. In the event that Tenant shall fail to comply with any of its obligations under this Article 26 as and when required hereunder, Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by landlord in connection with such matters. Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable.

     26.08 Indemnification. Notwithstanding anything contained in this Lease to the contrary, Tenant shall reimburse, defend, indemnify and hold Landlord, and its beneficiaries, officers, directors, shareholders, employees, and agents, free and harmless from and against any and all Claims, Response costs, losses, liabilities, damages, costs, and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys' fees and costs (collectively "Environmental Claims"), arising out of or in any way connected with any or all of the following:

               (i) any Hazardous Materials which, at any time during the Term, are or were actually or allegedly Managed, generated, stored, treated, released, disposed of or otherwise located on or at the Building or Land (regardless of the location at which such Hazardous Material are now or may in the future be located or disposed of), including but not limited to, any and all (1) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any Hazardous Material; (2) obligations to take Response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing; and

               (ii) any actual or alleged illness, disability, injury, or death of any person; in any manner arising out of or allegedly arisen out of exposure to Hazardous Materials or other substances or conditions present at the Building or Land, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

               (iii) any actual or alleged failure of Tenant or the Building or Land at any time and from time to time to comply with all applicable Environmental Laws, whether before or after the effective date of this Lease; and

               (iv) any failure by Tenant to comply with its obligations under this Article 26.

     In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 26 shall survive any termination or expiration of this Lease. Nothing herein shall require Tenant to indemnify, defend or hold harmless Landlord from, and Landlord shall reimburse, defend, indemnify and hold Tenant, its employees, officers, directors, shareholders and agents free and harmless from and against any Environmental Claims arising out of or in anyway connected with any Hazardous Materials Managed or Released on the Premises by Landlord or its agents, contractors or employees.



                                  ARTICLE 27.
                       TITLE AND COVENANT AGAINST LIENS

     Landlord's title is and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Building, the Land or against Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to pay and remove same immediately. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or to be placed upon the Premises, the Building or the Land, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove or bond over the same within thirty
(30) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 28.08 for amounts owed Landlord by Tenant. Such sums shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.


                                  ARTICLE 28.
                                 MISCELLANEOUS

     28.01 Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

     28.02 Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing and signed by Landlord.

     28.03 No Option; Irrevocable Offer. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the agent of Landlord's beneficiary, if any, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions contained herein, which offer may not be revoked for thirty (30) days after such delivery.

     28.04 Financial Statements. Tenant shall furnish Landlord annually within ninety (90) days after the end of Tenant's fiscal year with a copy of its annual audited and certified statement, prepared in accordance with generally accepted accounting principles and certified by a reasonable financial officer of Tenant. Tenant agrees that Landlord may deliver a copy of such statements to its mortgagee or ground lessor, but otherwise Landlord shall treat such statements and information contained therein, to the extent not otherwise available to the public, as confidential.

     28.05 Definition of Landlord. The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Building so that in the event of any assignment, conveyance or sale, once or successively, of said Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto who shall be deemed to have assumed such covenants and obligations occurring after such sale, conveyance or assignment. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

     28.06 Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles or Sections.

     28.07 Time of Essence. Time is of the essence of this Lease and of all provisions hereof.

     28.08 Default Rate of Interest. All amounts, including, without limitation, Base Rent and Rent Adjustments, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate of five percent (5%) in excess of the rate of interest announced from time to time by The First National Bank of Chicago, as its prime, reference or corporate base rate, changing as and when said prime, reference or corporate base rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

     28.09 Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

     28.10 Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiaries, if any, and their agents) and Tenant.


                                  ARTICLE 29.
                            EXCULPATORY PROVISIONS

     It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), Tenant shall look solely to the interests of Landlord in the Building and Land; that this Lease is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as trustee; that neither Landlord nor any of Landlord's beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually or personally, but only as trustee under the provisions of the trust agreement establishing the trust, or against any of the beneficiaries under the trust agreement establishing the trust on account of this Lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord contained in this Lease, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

                              LANDLORD:

                              BANK ONE, ILLINOIS, N.A., not personally but solely as Trustee as aforesaid

                                       RIDER ATTACHED HERETO IS HEREBY
                              By:       EXPRESSLY MADE A PART HEREOF.
                                  ------------------------------------------
                                  Its:
                                      --------------------------------------



                              TENANT:

                              MAY & SPEH, INC., a Delaware corporation


                              By: /s/
                                  ------------------------------------------
                                  Its: Executive Vice President, CFO
                                       -------------------------------------


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                                    RIDER A

                                   BASE RENT


(a) The annual Base Rent payable by Tenant for Term and the Extended Terms shall be as follows:

     (i)  First Phase Commencement Date through August 31, 2004.

          The annual Base Rent for each Office Space Phase for the period commencing on the Phase Commencement Date for such Space and ending on the Commencement Date shall be an amount equal to one third of the product of (x) the Fixed Rental Rate and (y) 50,000. The annual Base Rent for the period commencing on the Commencement Date and ending August 31, 2004, shall be an amount equal to the product of (x) the Fixed Rental Rate and (y) 150,000. The annual Base Rent computed pursuant to the preceding two sentences shall be subject to adjustment as follows:

          (A) If Tenant occupies any portion of the second and third floors of the Building prior to September 1, 2000 for the conduct of its business (including for storage space), then effective as of the date of such occupancy, the annual Base Rent shall be increased by the product of (i) the Fixed Rental Rate, (ii) 50,000 and
               (iii) the deemed equivalent of the percentage of such floors occupied by Tenant;

          (B) The annual Base Rent for the period commencing September 1, 2001 and ending August 31, 2004, shall not be less than an amount equal to the product of (x) the Fixed Rental Rate and (y) 175,000;

          (C) The annual Base Rent for the period commencing September 1, 2003 and ending August 31, 2004, shall not be less than an amount equal to the product of (x) the Fixed Rental Rate and (y) 200,000.

     (ii) September 1, 2004 to August 31, 2009.

          The annual Base Rent for the period commencing September 1, 2004 and ending on August 31, 2009, shall be an amount equal to the product of
          (A) the Fixed Rental Rate, (B) 200,000 and (C) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase, if any, in the CPI between August 1998 and August 2004.

     (iii)September 1, 2009 through August 31, 2014.

          The annual Base Rent for the period commencing September 1, 2009 and ending August 31, 2014 shall be an amount equal to the product of (A) the annual Base Rent in effect for August 2009, and (B) the greater of
          (x) 1.03 and (y) the lessee of (aa) 1.06 and (bb) the average annual percentage increase in the CPI between August, 2004 and August 2009.
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     (iv)   September 1, 2014 through the last day of the initial Term.

            The annual Base Rent for the period commencing September 1, 2014 and ending on the last day of the initial Term shall be an amount equal to the product of (A) the annual Base Rent in effect for August 2014 and (B) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and
            (bb) the average annual percentage increase in the CPI between August 2009 and August 2014.

     (v)    First Extended Term.

            The annual Base Rent for the First Extended Term, shall be an amount equal to the greater of (1) the Market Rent for the Premises for the First Extended Term and (2) the product of (A) the annual Base Rent in effect on the last day of the Term and (B) the greater of (x)
            1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase, if any, in the CPI between August 2014 and the month preceding the commencement of the First Extended Term.

     (vi)   Second Extended Term.

            The annual Base Rent for the Second Extended Term, shall be an amount equal to the greater of (1) the Market Rent for the Premises for the Second Extended Term and (2) the product of (A) the annual Base Rent in effect on the last day of the First Extended Term and
            (B) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase if any, in the CPI between the month preceding the commencement of the First Extended Term and the month preceding the commencement of the Second Extended Term.

     (vii)  Third Extended Term.

            The annual Base Rent for the Third Extended Term, shall be an amount equal to the greater of (1) the Market Rent for the Premises for the Third Extended Term and (2) the product of (A) the annual Base Rent in effect on the last day of the Second Extended Term and (B) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase, if any, in the CPI between the month preceding the commencement of the Second Extended Period and the preceding the commencement of month of the Third Extended Period.

     If the annual Base Rent for any period described above cannot be determined as of the first day of such period, then until such amount is determined, Tenant shall pay Base Rent at the minimum rate set forth for such period (or, in the case of the Base Rent as of Commencement Date, assuming the Fixed Rental Rate was $13.60). When the actual annual Base Rent is determined, Landlord shall notify Tenant in writing of such amount within thirty (30) days thereafter and Tenant, in the case of an underpayment, shall pay to Landlord any additional Base Rent due for the portion of such period prior to the date of such payment, or Landlord, in the case of an overpayment, shall pay to Tenant the amount of such overpayment.

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     If Tenant exercises its option to extend the Term for an Extended Term, then within thirty (30) days after receipt of Tenant's notice exercising the Extension Option (or, if later, eight (8) months prior to the end of the then
Term), Landlord shall notify Tenant of its determination of the Market Rent for the Extended Term in question. If the Market Rent determined by Landlord is greater than the Base Rent determined pursuant to clause (2) of paragraphs
(a)(v), (vi) or (vii) above, as the case may be, then within thirty (30) days after receipt of Landlord's notice of the Market Rent, Tenant shall elect in a written notice ("Tenant's Rent Determination Notice"), delivered to Landlord either (i) to accept Landlord's determination of the Market Rent or (ii) to have the Market Rent determined by appraisal pursuant to paragraph (c) below, in which event Tenant shall also set forth its determination of the Market Rent. If Tenant fails to timely deliver such notice, Tenant will be deemed to have accepted Landlord's determination of the Market Rent.

(b)  As used in this Rider A and in the Lease:

     (i)    "Adjusted Rental Costs" shall mean:

            (A)  An amount equal to the product of (1) the Maximum Project Cost,
                 (2) the annual constant necessary to amortize the Maximum Total Project Cost with interest at the Amortization Rate over twenty-five (25) years, and (3) 1.1; reduced by

            (B) $1,500,262.40, which amount is the annual Base Rent payable under the 1501 Lease.

     (ii) "Amortization Rate" shall mean 200 basis points over the annual yield on ten (10) year United States Treasury Bills issued on a date prior to the Commencement Date selected by Landlord. Within thirty
            (30) days after selection of such date Landlord shall advise Tenant in writing of the date to be used to determine the Amortization Rate and such rate.

     (iii) "CPI" shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items (base index year 1982-84=100), for Chicago, Gary, Lake County, IL-IN-WI, as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, including, without limitation, a change in the base index year, a reasonable adjustment shall be made by Landlord in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available to enable Landlord to make the adjustment referred to in the preceding sentence, then Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a university, a major bank or other financial institution, or a comparable and recognized financial publication.

     (iv) "Fixed Rental Rate" shall mean the Adjusted Rental Costs divided by 200,000;

     (v) "Maximum Project Cost" shall mean the sum of (A) the portion of the Total Project Costs (exclusive of Second Floor Construction Allowance, the Costs of Office Improvements and Costs due to Changes (other than Landlord Scope Changes and Tenant Delays) not in excess of $34,861,257 and (B) the portion of the Costs of Office Improvements, Costs due to Changes (other than Landlord Scope Changes) and Tenant Delays, not in excess of $6,000,000.

     (vi) "Market Rent" shall mean the then prevailing market rental rate per rentable square foot of area for space comparable to the space to be leased by Tenant pursuant for the term of the lease of such space, taking into account applicable loss factors, applicable lengths of lease term, the creditworthiness of the tenants, differences in the size of the space leased, the then market rental conditions, the condition of the subject premises and comparable space, the location of amenities in the Building and comparable buildings, the fact that this Lease is a triple net Lease, differences in operating expenses and taxes, Rent Concessions and other factors normally taken into account in determining fair market rent. As used herein, "Rent Concessions" means market rent credits or abatements, lease buy-outs or takeovers, the work letters and tenant improvement construction allowances provided under leases for comparable space and other market tenant inducement concessions. Market Rent shall be determined as a rate net of all Rent Concessions.

     (vii) "Total Project Costs" shall mean the sum of (A) the Costs, as defined in Section 2.08 of the Lease, (B) all costs expended by Landlord to acquire the land and Building described in the 1501 Lease, (C) the $500,000 Repair Allowance provided Tenant under the 1501 Lease and (D) to the extent paid by Landlord the $1,250,000 Vacant Space Construction Allowance provided Tenant under Section
            S.3 of this Lease. Within 180 days after the Commencement Date, Landlord shall send Tenant a notice setting forth in detail the Total Project Costs exclusive of the Repair Allowance and Second Floor Construction Allowance.

(c)  If the Market Rent is to be determined by appraisal, then:

     (i) No later than fifteen (15) days following Tenant's Rent Determination Notice, Tenant shall select and retain an individual as an appraiser of its choice and give Landlord written notice of such appraiser's name, address and telephone number ("Tenant's Selection Notice").

     (ii) Within twenty (20) days after receipt of Tenant's Selection Notice, Landlord shall select and retain an appraiser of its choice and give Tenant written notice of such appraiser's name, address and telephone number ("Landlord's Selection Notice").

     (iii) The appraisers so selected by Tenant and Landlord shall then select an individual as a third appraiser within five (5) days after receipt by Tenant of Landlord's Selection Notice and furnish Landlord and Tenant written notice of such appraiser's name, address and telephone number and Landlord and Tenant shall retain the services of such third appraiser.

     (iv) Within fifteen (15) days following selection of the appraisers, Landlord and tenant shall each simultaneously submit to the other their respective determinations of the Market Rent. During the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other's determination and on the seventh (7th) day Landlord's and Tenant's determinations (as previously submitted to the other party with no modifications or additions whatsoever) and Landlord's and Tenant's critiques shall be submitted to the appraisers.

     (v) The three (3) appraisers shall then determine by majority vote whether the Market Rent submitted by Landlord or the Market Rent submitted by Tenant is the Market Rent for the Premises for the Extended Term in question.

     All appraisers selected pursuant to this paragraph shall have at least ten
     (10) years experience with commercial property in the area where the Premises are situated and have an MAI certification or be licensed leasing brokers based in Metropolitan Chicago, shall not have a financial interest in Landlord or Tenant and shall otherwise be impartial.

     If Tenant fails to appoint its appraiser in the manner and within the time specified in (i) above, then the Market Rent shall be the Market Rent determined by Landlord. If Landlord fails to appoint its appraiser in the manner and within the time prescribed in clause (ii), then such Market Rent shall be the Market Rent set forth in the Tenant's Rent Determination Notice.

     If the appraisers selected by Tenant and Landlord fail to appoint the third appraiser within the time and in the manner prescribed in clause (iii) above, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third appraiser.

     The decision of the appraisers shall be binding, final and conclusive on the parties (unless it shall be manifest that the appraiser or one or more of the appraisers shall not be an impartial person) and shall be enforceable by either party in a court of competent jurisdiction. The cost of the foregoing appraisal process (including any court costs) shall be borne equally by the parties).

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